                                                                    Exhibit 99.1

ENERGY WEST, INCORPORATED ANNOUNCES CREDIT FACILITY WITH WELLS FARGO BANK MONTANA

GREAT FALLS, Mont., September 5/PRNewswire-First Call/--ENERGY WEST,
INCORPORATED (NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that it has reached an agreement with Wells Fargo Bank Montana, National Association, on a new
credit facility maturing October 15, 2003. The new credit facility replaces the
Company's prior facility with Wells Fargo.

The terms of the new credit facility establish a term loan of approximately
$10.4 million, the proceeds of which were used to repay the prior Wells Fargo facility and to establish a reserve of approximately $2.6 million for letters of credit that remain outstanding from the prior facility. In addition, the facility establishes a revolving line of credit under which the Company may borrow up to $3 million for working capital and certain other expenses.

Borrowings under the new credit facility are secured by substantially all of the assets of the Company used in its regulated operations in Arizona, and by substantially all of the assets of the Company's non-regulated subsidiaries.
Also, under the terms of the Company's long-term notes and bonds, the Company's long-term note and bond holders have become secured on an equal and ratable basis with Wells Fargo in the collateral granted with the exception of the first
$1.0 million of debt to Wells Fargo. The new credit facility contains numerous covenants restricting the Company's operations including prohibitions on declaring dividends on the Company's common stock and on paying the balance of the settlement with PPL Montana, LLC (PPLM).

The Company believes that it will have sufficient liquidity during the term of the Wells Fargo credit facility to fund its operations. The facility gives the
Company additional time to seek a replacement credit facility from a new lender, including funding for payment of the PPLM settlement. Any replacement credit arrangement would be subject to the approval of the Montana and Wyoming public utility commissions. There is no assurance that Energy West will be able to obtain financing from another lender or that regulatory approval will be obtained.

Energy West President and CEO Ed Bernica stated "We are pleased to have concluded a short-term credit facility that will permit us to fund our operations and focus on securing suitable longer term arrangements with a new lender."

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Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of
1995 for any forward-looking statements made by, or on behalf of Energy West.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or

revise any forward-looking statement contained herein to reflect any change in
Energy West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com, or John C. Allen,
Corporate Counsel and Vice-President, 1-406-791-7503, jcallen@ewst.com, both of
Energy West, Incorporated.

Our toll-free number is 1-800-570-5688.  Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229